Exhibit 99.1

Mohegan Sun at Pocono Downs

Table Games Statistical Report

	Gross Table Games Revenues (1)	Table Games Tax (2)	Weighted Average Number of Table Games (3)
October-13	$2,994,536	$419,235	84
November-13	4,352,600	609,364	84
December-13	3,397,646	475,671	84
January-14	3,165,949	443,233	84
February-14	3,751,397	525,195	84
March-14	4,053,205	567,449	85

Fiscal Year 2014	$21,715,333	$3,040,147

October-12	$3,660,863	$512,521	84
November-12	3,603,006	504,456	84
December-12	3,319,633	464,748	84
January-13	3,591,497	502,810	84
February-13	3,291,427	460,800	84
March-13	3,552,581	497,361	84
April-13	3,513,732	491,923	84
May-13	3,753,947	525,553	84
June-13	3,688,556	516,484	84
July-13	4,275,532	598,575	84
August-13	3,907,992	547,119	84
September-13	3,443,973	482,226	84

Fiscal Year 2013	$43,602,739	$6,104,576

(1)	“Gross Table Games Revenues,” as defined by the Pennsylvania Gaming Control Board, represent the closing table games inventory plus table games drop and credit slips for cash, chips or tokens returned to the casino cage, less opening table games inventory, free bet coupons and chip fills to the tables. Gross table games revenues also include poker revenues which represent the total value of rake charged to patrons at poker tables.
(2)	“Table Games Tax” is defined as the portion of gross table games revenues that must be paid to the Commonwealth of Pennsylvania on a weekly basis. This portion was 16% of gross table games revenues. On July 13, 2012, the Table Games Tax was reduced to 14%.
(3)	“Weighted Average Number of Table Games” is defined as the weighted average number of table games on the casino gaming floor during the monthly period.